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                        [QUESTAR CORPORATION Letterhead]


                                                              May 28, 1997

Mountain Fuel Supply Company
180 East First South Street
P.O. Box 45360
Salt Lake City, Utah 84145-0360

Gentlemen:

                  Re: Mountain Fuel Supply Company, Registration Statement on Form S-3 Relating to $75,000,000 Aggregate Principal Amount of Medium-Term Notes

         I am acting as counsel for Mountain Fuel Supply Company, a Utah corporation (the "Company"), in connection with preparation of a Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the "Commission") on May 28, 1997, (the "Registration Statement"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933 (the "1933 Act"), of up to $75,000,000 aggregate principal amount of the Company's Medium-Term Notes (the "Notes") to be issued pursuant to an Indenture dated as of May 1, 1992, (the "Indenture") by and between the Company First Security Bank, N.A., as successor trustee to Citibank, N.A. (the "Trustee"). The Indenture is filed as Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992, and is incorporated by reference as Exhibit 4.01 to the Registration Statement. The forms of the Fixed Rate Note and Floating Rate Note (collectively, the "Notes") issuable under the Indenture are filed as Exhibits
4.03 and 4.04, respectively, to the Registration Statement on Form S-3 (No. 33-46910) filed with the Commission on April 2, 1992, and are incorporated by reference as Exhibits 4.03 and 4.04, respectively, to the Registration Statement.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

         In connection with this opinion, I have examined and am familiar with origi-


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Mountain Fuel Supply Company               -2-                    May 28, 1997


nals or copies, certified or otherwise identified to my satisfaction, of such documents, agreements, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for this opinion, including (i)

the Registration Statement (together with the form of preliminary prospectus forming a part of it), in the form to be filed by the Company with the Commission on May 28, 1997, (ii) the Indenture; (iii) the form of the Notes issuable under the Indenture; (iv) the Form T-1 of the Trustee to be filed with the Commission pursuant to the Trust Indenture Act of 1939, as amended (the "1939 Act"); (v) the Restated Articles of Incorporation and Bylaws of the Company, each as amended to the date of my opinion; (vi) resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement, the proposed issuance of the Notes, the designation of a committee of the Board of Directors (the "Committee") authorized to take certain actions in connection with the issuance of Notes, and (vii) the form of Distribution Agreement to be entered into by and among the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to my opinion that were not independently established or verified, I have relied on statements and representations of officers and other representatives of the Company and others.

         I am admitted to the Bar of the State of Utah, and I express no opinion as to the laws of any jurisdiction except Utah and the United States of America. To the extent that my opinion relates to matters under the laws of the State of New York, I have relied solely on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, which is being filed as Exhibit 5.02 to the Registration Statement.

         Based on and subject to the foregoing, I am of the opinion that when
(i) the Registration Statement has become effective under the 1933 Act, (ii) the Indenture, in the form in which it is incorporated by reference as Exhibit 4.01 to the Registration Statement, has been qualified under the 1939 Act, (iii) the definitive terms of the Notes and of their issue and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, (iv) the Notes have been duly executed and authenticated in accordance with such Indenture, and
(iiv) the Notes have been issued and sold as contemplated in the Registration Statement and the prospectus contained in it and any supplement to it (the "Prospectus"), the Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms,


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Mountain Fuel Supply Company                -3-                    May 28, 1997

except to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).


         I further consent to the reference made to me under the heading "Legal Opinions" in the Prospectus and the filing of this opinion as Exhibit 5.01 to the Registration Statement. My consent should not be viewed as an admission that I am in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                                   Very truly yours,

                                                    /s/ Gary G. Sackett

                                                   Gary G. Sackett
                                                   Attorney for
                                                   Mountain Fuel Supply Company